UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 15, 2009
LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Building 2A, 1227 South Patrick Drive, Satellite Beach, FL 32937
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (321) 779-5520
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Effective as of October 15, 2009, Stephen Hamilton resigned from his position as Vice President — Finance and principal accounting officer of Lighting Science Group Corporation, a Delaware corporation (the “Company”). The Company has agreed to pay Mr. Hamilton severance equal to 14 weeks of his annual base salary, and Mr. Hamilton will also be entitled to receive certain other benefits. In conjunction with Mr. Hamilton’s resignation, the Company and Mr. Hamilton are negotiating a consulting agreement pursuant to which Mr. Hamilton will remain available to consult with the Company until December 31, 2009, subject to further extension.
Effective upon Mr. Hamilton’s resignation, the Company appointed Jonathan Cohen, currently a consultant for the Company, to serve as Vice President and Chief Accounting Officer for the Company. In this capacity, Mr. Cohen will also serve as the Company’s principal accounting officer. The Company expects to hire Mr. Cohen as a full-time employee, and the Company and Mr. Cohen are presently negotiating the terms of Mr. Cohen’ employment agreement. Mr. Cohen is currently entitled to receive a semi-monthly consulting fee equal to $7,662.19 in accordance with the terms of his consulting agreement.
Mr. Cohen has held senior accounting positions with both publicly-traded and privately-held companies. Immediately prior to joining the Company, Mr. Cohen served as controller for Innovative Solutions & Support Inc. from December 2008 until August 2009. Prior to joining Innovative Solutions & Support, from 2003 until 2008, Mr. Cohen was employed by BravoSolutions US (formally known as Verticalnet, Inc.), a provider of on-demand supply management solutions to Global 2000 companies. Mr. Cohen served as the Vice President and Chief Accounting Officer of Verticalnet Inc. from 2006 to 2008 until it was purchased by BravoSolutions US and as its Controller from 2003 to 2006. Prior to joining Verticalnet, Mr. Cohen assisted Constar International during and after its initial public offering. From 2000 until 2001, Mr. Cohen was a manager in the Deloitte & Touche Emerging Growth practice, which provided consulting services for start-up technology companies.
Mr. Cohen, 40, is a Certified Public Accountant in the Commonwealth of Pennsylvania and received a bachelor’s degree from Hartwick College and an MBA with a concentration in Finance from LaSalle University.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION
Date: October 19, 2009	By:	/s/ John D. Mitchell, Jr.
		Name:	John D. Mitchell, Jr.
		Title:	General Counsel